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Conference call:        Today, Thursday, November 1, 2007 at 10:00 a.m. EDT

Dial-in numbers:        800-374-0146 or 706-634-1307 (international)
Webcast / Replay URL:   www.integramed.com or www.earnings.com
                        ------------------    ----------------
Phone Replay            800-642-1687 or 706-645-9291 through Nov. 8
Conference ID#          20161751
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              IntegraMed(R) Reports Q3 Revenue and Net Income Gains
                     Reflecting Growth in Fertility Business
                and Partial Quarter's Contribution from Vein Care

PURCHASE, NEW YORK--November 1, 2007 -- IntegraMed America, Inc. (NASDAQ: INMD), the leading operator of fertility centers and vein clinics in the United States, today announced improved results for the third quarter and the nine months ended September 30, 2007, as highlighted below. The results reflect strength in the Company's fertility business as well as an initial, partial quarter's contribution from the Vein Clinics division acquired on August 8, 2007.

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                            Summary Financial Results
                      (in thousands, except per share data)

--------------------------------------------------------------------------------

                         Q3 2007(1)  Q3 2006        YTD 2007    YTD 2006
                                                       (2)
---------------------- ----------- --------- ----- ---------- --------- ------

Total revenues            $40,312   $31,854   +27%  $106,708    $94,097   +13%
---------------------- ----------- --------- ----- ----------  --------- ------

Total contribution (2)     $4,453    $3,358   +33%   $11,364     $9,452   +20%
---------------------- ----------- --------- ----- ----------  --------- ------

Net income                   $961      $582   +65%    $2,393     $1,591   +50%
---------------------- ----------- --------- ----- ----------  --------- -----

EPS (1)                     $0.11     $0.07   +57%     $0.29      $0.19   +53%
---------------------- ----------- --------- ----- ----------  --------- -----

Diluted shares (1)          8,487     7,901     --     8,330      8,213     --
---------------------- ----------- --------- ----- ----------  --------- -----

(1) Q3 and YTD 2007 results reflect a partial quarter's contribution from Vein Clinics of America, acquired on August 8, 2007.
(2) Effective with Q3 2007 reporting, IntegraMed has reclassified certain costs in order to give investors a clearer view of divisional and corporate operating results in the current and year-ago periods.
(3) EPS and weighted average share numbers reflect the 25% stock split paid May 4, 2007.

Growth in total revenues in Q3 2007 was achieved in all three operating divisions. Revenue from the Fertility Centers division (previously classified as "Provider Services") grew 10% and Consumer Services division revenue grew 27%. The new Vein Clinics division, acquired on August 8, 2007, contributed revenue of $4.7 million in the seven remaining weeks of the third quarter. On an operating basis, IntegraMed continued to leverage the growing scope of its business to achieve higher contribution margins. The Company uses contribution margin as a key measure of operating efficiency. In Q3 and the first nine months of 2007, contribution as a percent of revenues rose respectively, to 11.0% and 10.6%, versus the year-ago periods results of 10.5% and 10%.

IntegraMed achieved further operating efficiencies as G&A expenses in Q3 declined to 64.0% of total contribution, compared to 74.6% of total contribution in Q3 2006. IntegraMed expects to make infrastructure additions in the coming months, which will likely mitigate a portion of this improvement in future periods.

We have realigned the way we operate our business and therefore we have reclassified certain costs within the three divisions to reflect this change. The result of this change is to reduce overall contribution margins and unallocated G&A, while providing the investors a clearer view of each division's operating performance and efficiency.

"We are pleased with the continuing improvement in the growth of revenue and contribution from the Fertility Centers and Consumer Services divisions which are now complemented by the addition of the Vein Clinic operations," commented
IntegraMed CEO Jay Higham. "While we are benefiting from having reached a critical mass that allows us to leverage our business model and expand margins, we are also implementing new strategies to accelerate IntegraMed's growth."

"We believe our realignment into three business divisions allows us to emphasize and focus more clearly on opportunities for growth and improved profitability on a business-by-business basis. In Fertility Centers, we continue to pursue `in-market' mergers and adding practices, as each new partnership drives further economies of scale and delivers a significant amount of new contribution. We are also providing additional resources to our Consumer Services division, which markets our highest margin service, the Shared Risk(R) Refund Program, and is achieving excellent results in expanding the reach of this unique service offering. Lastly, the integration of our new Vein Clinics division is proceeding smoothly. We are striving to improve productivity at each Vein Clinic at the same time we are bolstering our infrastructure to pave the way for accelerated expansion in the years to come."

Fertility Centers
We continue to achieve above-industry growth rates within our Fertility Centers division, demonstrating the clear value the IntegraMed suite of services brings to our fertility center partners. Patient volume increased 6% at the practice level leading to a 25% increase in Contribution compared to the same quarter in 2006. These results include same store growth as well as contributions from the recently announced service agreements for facilities in Baltimore (3 months) and Orlando (1 month). Q3 Fertility Center contribution margin increased to 8.7% from 7.7% a year ago as a result of continued efforts to improve Partner performance and practice efficiency.

Consumer Services
In the Consumer Services division, Q3 revenues increased sequentially 7% over Q2 2007, and 27% over Q3 2006. Shared Risk Refund enrollments YTD (through 9/30/07) rose 27% over the comparable period in 2006, demonstrating expanding consumer interest and awareness of this program across the country. Growth in Shared Risk Refund enrollments should translate into incremental revenue and contribution throughout the year and into 2008 as treatment progresses on these patients.

Contribution margin from Consumer Services increased sequentially in Q3 2007 to 26.4% from 23.6% in Q2 2007. The increase was driven primarily by growth in the Shared Risk Refund Program. Q3 2007 contribution margin declined versus year-ago levels reflecting a decrease on contribution from the low-margin pharmaceutical sales, which are being phased out.

For the first nine months of 2007 pregnancy rates within the Shared Risk Refund program dipped to 39.1% compared to 43.1% for all of 2006. We expect that pregnancy rates will naturally vary period over period and this decrease remains within the anticipated range. Variances in pregnancy rates should moderate over time as the scope of the program expands.

Vein Clinics
Q3 and nine-month results in the Vein Clinics division reflect only seven weeks of operations following the August 8, 2007 acquisition. Vein Clinics is now achieving record patient volumes and has recently added vice presidents in the areas of new clinic development and revenue cycle management while simultaneously upgrading equipment at a number of clinics to improve productivity. These moves have had an immediate impact on operating performance, however the Company is actively recruiting additional executive personnel to support the Vein Clinics management team and the longer-term build out of the base of vein clinics. These personnel expenditures are expected to offset much of the division's initial contribution to profitability. Nonetheless, IntegraMed still expects the addition of the Vein Clinics division to be neutral to slightly accretive over the next fifteen months, with greater accretion in 2009 and beyond.

VCA expects to open two centers by the end of 2007 and 4-6 centers in 2008.

Cash Flow and Balance Sheet
Operating cash flow generated was $6.7 million in Q3 2007. $25.6 million of cash was invested in the previously announced Vein Clinics of America, Inc. and Center for Reproductive Medicine (Orlando) transactions. $2.1 million was invested in fixed assets. The Company borrowed an additional $17.4 million of debt for the VCA transaction. Reflecting these investments and borrowings, IntegraMed experienced a net decrease in cash of $10.4 million in the third quarter of 2007 ending the period with cash and equivalents totaling $25.9 million.

About IntegraMed America, Inc. (www.integramed.com)
IntegraMed America, Inc. is the leading operator of fertility centers and vein care clinics in the United States. The Company supports its provider networks with state-of-the art information systems; marketing and payer contracting; financial planning, reporting and analysis; organizational planning and development; quality assurance initiatives; human resources administration; and purchasing services. IntegraMed also offers consumer treatment-financing programs and operates www.integramed.com, a leading fertility portal.

The IntegraMed Fertility network consists of 29 contracted centers in 96 locations across the United States, including 166 physicians and Ph.D. scientists. Network membership is limited to one practice per metropolitan area, yet one of every five IVF procedures in the U.S. is performed in an IntegraMed fertility practice. The Vein Care network is the leading provider of vein care services in the US and operates 27 centers in 11 states, principally in the Midwest and Southeast and operates www.veinclinics.com, a leading vein care portal.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to finance future growth; the loss of significant business services contract(s); profitability at Reproductive Science Centers serviced by IntegraMed; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the company's most recent Form 10-K and in other documents filed by IntegraMed with the U.S.

Securities and Exchange Commission.  All information in this press release is as
of  November  1,  2007  and  IntegraMed   undertakes  no  duty  to  update  this
information.



CONTACT:
Investors:
John W. Hlywak, Jr., EVP and CFO            Steven Hecht, David Collins
IntegraMed America, Inc.                    Jaffoni & Collins Incorporated
jhlywak@integramed.com                      inmd@jcir.com
----------------------                      -------------
914-251-4143                                212/835-8500

Media and Physicians:
Scott Soifer, VP Marketing and Development
IntegraMed America, Inc.
scott.soifer@integramed.com
914-251-4186








                                 (tables follow)


                            INTEGRAMED AMERICA, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
              (all amounts in thousands, except per share amounts)

                                              For the                      For the
                                         three-month period          nine-month period
                                         ended September 30,        ended September 30,
                                         -------------------       --------------------
                                           2007        2006           2007        2006
                                         --------     ------       ---------   ---------
                                             (unaudited)                (unaudited)
Revenues:

     Fertility Centers ..............   $  31,046    $  28,256    $  89,866    $  84,401
     Consumer Services ..............       4,579        3,598       12,155        9,696
     Vein Clinics ...................       4,687         --          4,687         --
                                        ---------    ---------    ---------    ---------
     Total Revenues .................      40,312       31,854      106,708       94,097
                                        ---------    ---------    ---------    ---------

Costs of services and sales:

     Fertility Centers ..............      28,332       26,082       82,312       78,136
     Consumer Services ..............       3,368        2,414        8,873        6,509
     Vein Clinics ...................       4,159         --          4,159         --
                                        ---------    ---------    ---------    ---------
     Total Cost of Services and Sales      35,859       28,496       95,344       84,645
                                        ---------    ---------    ---------    ---------

Contribution
     Fertility Centers ..............       2,714        2,174        7,554        6,265
     Consumer Services ..............       1,211        1,184        3,282        3,187
     Vein Clinics ...................         528         --            528         --
                                        ---------    ---------    ---------    ---------
     Total Contribution .............       4,453        3,358       11,364        9,452
                                        ---------    ---------    ---------    ---------

General and administrative expenses,        2,850        2,504        8,024        7,084
Interest income .....................        (294)        (269)        (988)        (750)
Interest expense ....................         328          174          605          532
                                        ---------    ---------    ---------    ---------
     Total other expenses ...........       2,884        2,409        7,641        6,866
                                        ---------    ---------    ---------    ---------

Income before income taxes ..........       1,569          949        3,723        2,586
Income tax provision ................         608          367        1,330          995
                                        ---------    ---------    ---------    ---------
Net income ..........................   $     961    $     582    $   2,393    $   1,591
                                        =========    =========    =========    =========

Basic and diluted earnings per share:
     Basic earnings per share .......   $    0.11    $    0.08    $    0.29    $    0.20
                                        =========    =========    =========    =========
     Diluted earnings per share .....   $    0.11    $    0.07    $    0.29    $    0.19
                                        =========    =========    =========    =========

Weighted average shares - basic .....       8,389        7,631        8,228        8,075
                                        =========    =========    =========    =========
Weighted average shares - diluted ...       8,487        7,901        8,330        8,213
                                        =========    =========    =========    =========



                            INTEGRAMED AMERICA, INC.
                           CONSOLIDATED BALANCE SHEETS
                           (all amounts in thousands)
                                   (Unaudited)

                                                                   September 30,  Decembe31,
                                                                   -------------  -----------
                                                                       2007          2006
                                                                   -------------  -----------
ASSETS

Current assets:
   Cash and cash equivalents ......................................   $  25,868    $  32,184
   Patient and other receivables, net .............................       6,004          445
   Deferred taxes .................................................       1,381        2,472
   Other current assets ...........................................       3,968        2,927
                                                                      ---------    ---------

     Total current assets .........................................      37,221       38,028

   Fixed assets, net ..............................................      16,346       13,900
   Intangible assets, Business Service Rights ,net ................      22,630       22,892
   Goodwill .......................................................      29,333            0
   Trademarks .....................................................       4,396           13
   Other assets ...................................................       1,263          689
                                                                      ---------    ---------

     Total assets .................................................   $ 111,189    $  75,522
                                                                      =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable ...............................................   $   2,313    $   1,507
   Accrued liabilities ............................................      16,057       11,850
   Current portion of long-term notes payable and other obligations       2,770        1,505
   Due to Fertility Medical Practices, net ........................       8,328        4,299
   Shared Risk Revenue patient deposits ...........................       9,753        6,526
                                                                      ---------    ---------

       Total current liabilities ..................................      39,221       25,687

Deferred tax liabilities ..........................................       1,736        1,732
Long-term notes payable and other obligations .....................      22,662        7,269
                                                                      ---------    ---------
                                                                         63,619       34,688
Commitments and Contingencies

Shareholders' equity:
   Common stock ...................................................          85           81
   Capital in excess of par .......................................      53,598       49,245
   Other comprehensive income (loss) ..............................         (23)          (9)
   Accumulated deficit ............................................      (6,090)      (8,483)
                                                                      ---------    ---------
       Total shareholders' equity .................................      47,570       40,834
                                                                      ---------    ---------

       Total liabilities and shareholders' equity .................   $ 111,189    $  75,522
                                                                      =========    =========




                                        7

                            INTEGRAMED AMERICA, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (all amounts in thousands)
                                   (Unaudited)

                                                                               For the                  For the
                                                                         Three-month period        Nine month period
                                                                         ended September 30,       ended September 30,
                                                                         -------------------       -------------------
                                                                           2007        2006         2007        2006
                                                                         --------     ------       ------     --------

Cash flows from operating activities:
    Net income .......................................................   $    961    $    582    $  2,393    $  1,591
    Adjustments to reconcile net income to net cash provided
       by operating activities:
      Depreciation and amortization ..................................      1,665       1,354       4,682       4,215
      Deferred income tax provision ..................................         --        (315)        (20)        185
      Deferred  or stock based compensation ..........................        133          99         358         300
    Changes in assets and liabilities ? Decrease (increase) in assets:
         Patient and other accounts receivable .......................       (596)        113        (571)        135
         Prepaid and other current assets ............................        732          58       1,056        (725)
         Other assets ................................................        784          --         822         (84)
      (Decrease) increase in liabilities:
         Accounts payable ............................................        892          --         147        (152)
         Accrued liabilities .........................................       (578)        578        (956)      1,825
         Due to Fertility Medical Practices ..........................      2,495        (728)      4,029      (1,101)
         Shared Risk Refund and Vein Clinic patient deposits .........        175         764       2,126       1,744
                                                                         --------    --------    --------    --------
Net cash provided by operating activities ............................      6,663       2,505      14,066       7,933
                                                                         --------    --------    --------    --------

Cash flows used in investing activities:
Purchase of business service rights ..................................     (2,153)         --      (2,653)         --
Other Intangibles ....................................................         33          --          (4)         --
Cash paid to purchase VCA, net of cash acquired.......................    (23,442)         --     (23,442)         --
Proceeds from sale of fixed assets ...................................       --           514          --         514
Purchase of fixed assets and leasehold improvements ..................     (2,119)       (801)     (4,213)     (2,250)
                                                                         --------    --------    --------    --------
Net cash used in investing activities ................................    (27,681)       (287)    (30,312)     (1,736)
                                                                         --------    --------    --------    --------

Cash flows used in financing activities:
Principal repayments on debt .........................................    (14,381)       (376)    (15,132)     (1,126)
Debt issuance ........................................................     25,000          --      25,000          --
Common stock transactions ............................................         --           9          62         207
                                                                         --------    --------    --------    --------
Net cash provided by (used in) financing activities ..................     10,619        (367)      9,930        (919)
                                                                         --------    --------    --------    --------

Net increase (decrease) in cash ......................................    (10,399)      1,851      (6,316)      5,278
Cash at beginning of period ..........................................     36,267      25,948      32,184      22,521
                                                                         --------    --------    --------    --------
Cash at end of period ................................................     25,868      27,799      25,868      27,799
                                                                         ========    ========    ========    ========

Supplemental Information:
     Interest paid ...................................................         51         178         314         526
     Income taxes paid ...............................................        125          --         642         247

